UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 11, 2007

Fidelity D & D Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	333-90273	23-3017653
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

Blakely and Drinker Streets, Dunmore, PA		18512
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 570-342-8281

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02           Compensatory Arrangements of Certain Officers

On July 11, 2007, Fidelity D & D Bancorp, Inc. (the “Corporation”) and its subsidiary, The Fidelity Deposit and Discount Bank (the “Bank”) entered into an Amended and Restated Executive Employment Agreement with Steven C. Ackmann, the Corporation’s and the Bank’s President and Chief Executive Officer (the “Employment Agreement”). A copy of the Employment Agreement is found in Exhibit 10.1 hereto.

The Employment Agreement amends and restates the original employment agreement entered into by the Corporation, the Bank and Mr. Ackmann on June 21, 2004 (the “Original Agreement”).  The Original Agreement had an expiration date of July 6, 2007, but Mr. Ackmann’s employment continued under an extension of the terms of the Original Agreement until the execution of the Employment Agreement.

Under the terms of the Employment Agreement, Mr. Ackmann’s employment with the registrant is for a three-year term beginning on July 6, 2007. Mr. Ackmann is entitled to a base salary of $230,000 per annum, subject to annual reviews and increases. In addition, Mr. Ackmann may receive a fiscal year-end bonus in such amount and nature as the Board of Directors shall determine in its sole discretion.

If the Corporation terminates Mr. Ackmann’s employment without cause or if Mr. Ackmann terminates his employment for good reason, he will be entitled to a severance payment equal to his annual salary if the termination occurs during the first two years of the Employment Agreement or to a payment of one-half his annual salary if the termination occurs during the third year of the Employment Agreement.  If Mr. Ackmann gives a notice of his desire to negotiate an extension of his employment as provided for in the Employment Agreement and the Corporation and the Bank notify him in a timely manner that they will not continue his employment beyond the term of the Employment Agreement, he will be entitled to a severance payment equal to one-half his annual salary provided he completes the term of his employment.  If the Corporation and the Bank do not notify Mr. Ackmann in a timely manner, then the Employment Agreement renews automatically for a term of one year.  If Mr. Ackmann’s employment terminates after a change in control, he will be entitled to a severance payment equal to two times his annual salary.

The foregoing description of the Employment Agreement is qualified in its entirety by the terms of Employment Agreement, which is found in Exhibit 10.1 hereto.

Item 9.01           Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits:

10.1  Amended and Restated Executive Employment Agreement dated July 11, 2007 between Fidelity D&D Bancorp, Inc., Fidelity Deposit and Discount Bank and Steven C. Ackmann

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fidelity D & D Bancorp, Inc.

Date: July 13, 2007	BY:	/s/ Salvatore R. DeFrancesco, Jr.

	Name:	Salvatore R. DeFrancesco, Jr.
	Title:	Treasurer & Chief Financial Officer

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